UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):     August 20, 2007
FIRST BANCORP.
(Exact Name of Registrant as Specified in its Charter)

001-14793
(Commission File Number)

Puerto Rico	66-0561882
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)
1519 Ponce de Leon
San Juan, Puerto Rico 00908-0146
(Address of Principal Executive Offices) (Zip Code)
(787) 729 8200
(Registrant’s Telephone Number, including Area Code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.
On August 20, 2007, First Bancorp. (the “Corporation”) issued a press release announcing that it filed with the Securities and Exchange Commission the quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2006 (with comparative restated information for the fiscal quarters ended March 31, 2005 and 2004); the quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2006 (with comparative information for the fiscal quarter ended June 30, 2005 and comparative restated information for the fiscal quarter ended June 30, 2004); and the quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2006 (with comparative information for the fiscal quarter ended September 30, 2005 and comparative restated information for the fiscal quarter ended September 30, 2004). The Corporation is working diligently to finalize the 2007 quarterly reports so that all of these reports can be filed during the month of September 2007. Upon the filing of the 2007 quarterly reports, the Corporation will be once again current with the all the reporting requirements of the Securities Exchange Act of 1934 and the New York Stock Exchange.
The Corporation also announced on the August 20, 2007 press release that on August 16, 2007 it deposited $61 million of the settlement amount required by the “Preliminary Order” issued by the United States District Court for the District of Puerto Rico issued on August 1, 2007 approving the stipulation of settlement filed in connection with the proposed settlement of the class action lawsuit brought on behalf of First BanCorp’s shareholders against the Corporation. The court hearing for the final order of approval of the settlement has been reset for November 28, 2007. The remaining settlement payment in the amount of $13,250,000 will be paid before December 31, 2007. As previously announced, the payments in settlement of the class action lawsuit will have no impact on earnings and capital of the Corporation in 2007, as the Corporation accrued $74.25 million in 2005 for the potential settlement of the class action lawsuit.
A copy of the press release is incorporated herein by reference to Exhibit 99.1.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 20, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2007	FIRST BANCORP

	By:	/s/ Fernando Scherrer

	Name:	Fernando Scherrer
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 20, 2007